Exhibit 99.1

Brown & Brown, Inc. announces fourth quarter 2023 results,

including total revenues of $1,026.2 million, an increase of 13.8%; Organic Revenue growth of 7.7%;

diluted net income per share of $0.94; Diluted Net Income Per Share - Adjusted of $0.58; and a new alignment of its businesses into three segments

DAYTONA BEACH, Fla., January 22, 2024 - Brown & Brown, Inc. (NYSE:BRO) (the "Company") announced its unaudited financial results for the fourth quarter and full year of 2023.

Revenues for the fourth quarter of 2023 under U.S. generally accepted accounting principles ("GAAP") were $1,026.2 million, increasing $124.8 million, or 13.8%, compared to the fourth quarter of the prior year, with commissions and fees increasing by 12.4% and Organic Revenue increasing by 7.7%. Income before income taxes was $355.1 million, increasing 82.9% from the fourth quarter of the prior year with Income Before Income Taxes Margin increasing to 34.6% from 21.5%. EBITDAC - Adjusted was $317.7 million, increasing 11.7% from the fourth quarter of the prior year with EBITDAC Margin - Adjusted decreasing to 31.0% from 31.4%. Net income was $268.6 million, increasing $123.4 million, or 85.0%, and diluted net income per share increased to $0.94, or 84.3%, with Diluted Net Income Per Share - Adjusted increasing to $0.58, or 16.0%, each as compared to the fourth quarter of the prior year.

Revenues for the twelve months ended December 31, 2023 under GAAP were $4,257.1 million, increasing $683.7 million, or 19.1%, as compared to 2022, with commissions and fees increasing by 17.9%, and Organic Revenue increasing by 10.2%. Income before income taxes was $1,146.1 million, increasing 30.8% with Income Before Income Taxes Margin increasing to 26.9% from 24.5% as compared to 2022. EBITDAC - Adjusted was $1,444.7 million, which was an increase of 23.1% and EBITDAC Margin - Adjusted increased to 33.9% from 32.7% as compared to 2022. Net income was $870.5 million, increasing $198.7 million, or 29.6%, with diluted net income per share increasing to $3.05, or 28.7%, and Diluted Net Income Per Share - Adjusted increasing to $2.81, or 23.2%, each as compared to 2022.

J. Powell Brown, president and chief executive officer of the Company, noted, “We are extremely pleased with our performance in the fourth quarter and for the full year, in which we grew our revenues 10.2% organically and crossed our intermediate revenue goal of $4 billion. We now embark on our next goal of $8 billion.”

The Company also announced a new alignment of its businesses in conjunction with the divestiture of certain businesses within our Services segment in the fourth quarter of 2023, moving from four to three segments beginning in 2024: Retail, Programs and Wholesale Brokerage.

Reconciliation of Commissions and Fees

to Organic Revenue

(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Commissions and fees	$1,006.2	$895.0	$4,199.4	$3,563.2
Profit-sharing contingent commissions	(42.2)	(30.2)	(129.9)	(88.7)
Core commissions and fees	$964.0	$864.8	$4,069.5	$3,474.5
Acquisitions	(41.1)	—	(285.0)	—
Dispositions	—	(12.8)	—	(51.0)
Foreign Currency Translation		5.0		9.9
Organic Revenue	$922.9	$857.0	$3,784.5	$3,433.4
Organic Revenue growth	$65.9		$351.1
Organic Revenue growth %	7.7%		10.2%

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Diluted Net Income Per Share to

Diluted Net Income Per Share - Adjusted

(unaudited)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2023	2022	$	%	2023	2022	$	%
Diluted net income per share	$0.94	$0.51	$0.43	84.3%	$3.05	$2.37	$0.68	28.7%
Change in estimated acquisition earn-out payables	(0.02)	(0.01)	(0.01)		0.06	(0.10)	0.16
(Gain)/loss on disposal (1)	(0.35)	(0.01)	(0.34)		(0.37)	(0.02)	(0.35)
Acquisition/Integration Costs	0.01	0.01	—		0.04	0.03	0.01
1Q23 Nonrecurring Cost	—		—		0.03		0.03
Foreign Currency Translation		—	—			—	—
Diluted Net Income Per Share - Adjusted	$0.58	$0.50	$0.08	16.0%	$2.81	$2.28	$0.53	23.2%

(1) Includes the gain on disposal of $0.35 associated with the previously announced sale of certain third-party administrator businesses in the fourth quarter of 2023.

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Total Revenues to Total Revenues - Adjusted, Income Before Income Taxes to

EBITDAC and EBITDAC - Adjusted and Income Before Income Taxes Margin to

EBITDAC Margin and EBITDAC Margin - Adjusted

(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Total revenues	$1,026.2	$901.4	$4,257.1	$3,573.4
Foreign Currency Translation		5.6		12.1
Total Revenues - Adjusted	$1,026.2	$907.0	$4,257.1	$3,585.5
Income before income taxes	$355.1	$194.2	$1,146.1	$876.1
Income Before Income Taxes Margin	34.6%	21.5%	26.9%	24.5%
Amortization	42.3	38.4	166.0	146.6
Depreciation	9.5	10.9	40.0	39.2
Interest	47.9	45.4	190.0	141.2
Change in estimated acquisition earn-out payables	(7.6)	(5.8)	21.8	(38.9)
EBITDAC	$447.2	$283.1	$1,563.9	$1,164.2
EBITDAC Margin	43.6%	31.4%	36.7%	32.6%
(Gain)/loss on disposal (1)	(134.4)	(3.6)	(143.3)	(4.5)
Acquisition/Integration Costs	4.9	3.6	13.1	11.2
1Q23 Nonrecurring Cost	—		11.0
Foreign Currency Translation		1.4		2.9
EBITDAC - Adjusted	$317.7	$284.5	$1,444.7	$1,173.8
EBITDAC Margin - Adjusted	31.0%	31.4%	33.9%	32.7%

(1) Includes the gain on disposal of $134.6 million associated with the previously announced sale of certain third-party administrator businesses in the fourth quarter of 2023.

See information regarding non-GAAP measures presented later in this press release.

Brown & Brown, Inc.

Consolidated Statements of Income

(in millions, except per share data; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
REVENUES
Commissions and fees	$1,006.2	$895.0	$4,199.4	$3,563.2
Investment income	18.5	4.7	52.4	6.5
Other	1.5	1.7	5.3	3.7
Total revenues	1,026.2	901.4	4,257.1	3,573.4
EXPENSES
Employee compensation and benefits	553.7	475.6	2,186.6	1,816.9
Other operating expenses	159.7	146.3	649.9	596.8
(Gain)/loss on disposal	(134.4)	(3.6)	(143.3)	(4.5)
Amortization	42.3	38.4	166.0	146.6
Depreciation	9.5	10.9	40.0	39.2
Interest	47.9	45.4	190.0	141.2
Change in estimated acquisition earn-out payables	(7.6)	(5.8)	21.8	(38.9)
Total expenses	671.1	707.2	3,111.0	2,697.3
Income before income taxes	355.1	194.2	1,146.1	876.1
Income taxes	86.5	49.0	275.6	204.3
Net income	$268.6	$145.2	$870.5	$671.8
Net income per share:
Basic	$0.94	$0.51	$3.07	$2.38
Diluted	$0.94	$0.51	$3.05	$2.37
Weighted average number of shares outstanding:
Basic	280.4	278.0	279.6	277.5
Diluted	281.9	279.0	280.8	278.6
Dividends declared per share	$0.130	$0.115	$0.475	$0.423

Brown & Brown, Inc.

Consolidated Balance Sheets

(in millions, except per share data, unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$700.3	$650.0
Fiduciary cash	1,602.6	1,383.2
Short-term investments	11.0	12.0
Commission, fees, and other receivable	789.7	642.9
Fiduciary receivables	1,124.6	881.4
Reinsurance recoverable	125.2	831.0
Prepaid reinsurance premiums	461.5	393.2
Other current assets	347.4	202.3
Total current assets	5,162.3	4,996.0
Fixed assets, net	270.3	239.9
Operating lease assets	198.8	214.9
Goodwill	7,340.8	6,674.2
Amortizable intangible assets, net	1,620.8	1,595.2
Investments	21.0	22.4
Other assets	301.8	230.9
Total assets	$14,915.8	$13,973.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Fiduciary liabilities	$2,727.2	$2,264.6
Losses and loss adjustment reserve	131.5	841.1
Unearned premiums	462.4	412.3
Accounts payable	491.1	286.5
Accrued expenses and other liabilities	608.2	541.5
Current portion of long-term debt	568.7	250.6
Total current liabilities	4,989.1	4,596.6
Long-term debt less unamortized discount and debt issuance costs	3,226.9	3,691.5
Operating lease liabilities	178.6	195.9
Deferred income taxes, net	616.4	584.0
Other liabilities	326.0	298.9
Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 560.0 shares; issued 304.2 shares and outstanding 284.6 shares at 2023, issued 302.9 shares and outstanding 283.2 shares at 2022, respectively	30.4	30.3
Additional paid-in capital	1,027.1	919.7
Treasury stock, at cost 19.7 shares at 2023, 19.7 shares at 2022, respectively.	(748.1)	(748.0)
Accumulated other comprehensive loss	(19.1)	(148.4)
Retained earnings	5,288.5	4,553.0
Total shareholders’ equity	5,578.8	4,606.6
Total liabilities and shareholders’ equity	$14,915.8	$13,973.5

Brown & Brown, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$870.5	$671.8
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	166.0	146.6
Depreciation	40.0	39.2
Non-cash stock-based compensation	89.4	66.1
Change in estimated acquisition earn-out payables	21.8	(38.9)
Deferred income taxes	12.5	42.8
Amortization of debt discount and disposal of deferred financing costs	1.0	3.8
Amortization of discounts and premiums, investment	3.5	0.2
Net (gain)/loss on sales/disposals of businesses, investments, fixed assets and customer accounts	(140.3)	(3.6)
Payments on acquisition earn-outs in excess of original estimated payables	(29.3)	(30.1)
Effect of changes in foreign exchange rate	0.2	(0.6)
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Commissions and fees receivable (increase)/decrease	(106.4)	(60.9)
Reinsurance recoverables (increase)/decrease	705.9	(767.9)
Prepaid reinsurance premiums (increase)/decrease	(68.3)	(1.0)
Other assets (increase)/decrease	(150.1)	(17.6)
Losses and loss adjustment reserve increase/(decrease)	(709.6)	777.8
Unearned premiums increase/(decrease)	50.1	20.1
Accounts payable increase/(decrease)	292.2	124.3
Accrued expenses and other liabilities increase/(decrease)	43.2	37.0
Other liabilities increase/(decrease)	(82.8)	(127.7)
Net cash provided by operating activities	1,009.5	881.4
Cash flows from investing activities:
Additions to fixed assets	(68.9)	(52.6)
Payments for businesses acquired, net of cash acquired	(630.7)	(1,927.7)
Proceeds from sales of businesses, fixed assets and customer accounts	106.6	60.4
Purchases of investments	(7.2)	(0.1)
Proceeds from sales of investments	13.2	7.4
Net cash used in investing activities	(587.0)	(1,912.6)
Cash flows from financing activities:
Fiduciary receivables and liabilities, net	188.4	96.2
Deferred acquisition purchase payment	—	(5.1)
Payments on acquisition earn-outs	(89.5)	(76.2)
Proceeds from long-term debt	—	2,000.0
Payments on long-term debt	(250.6)	(61.3)
Deferred debt issuance costs	—	(23.4)
Borrowings on revolving credit facilities	420.0	350.0
Payments on revolving credit facilities	(320.0)	(350.0)
Issuances of common stock for employee stock benefit plans	39.8	37.6
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(39.8)	(48.8)
Purchase of treasury stock	(0.1)	(74.1)
Cash dividends paid	(134.9)	(119.5)
Net cash (used in)/provided by financing activities	(186.7)	1,725.4
Effect of foreign exchange rate changes in cash and cash equivalents inclusive of fiduciary cash	33.9	(131.2)
Net increase in cash and cash equivalents inclusive of fiduciary cash	269.7	563.0
Cash and cash equivalents inclusive of fiduciary cash at beginning of period	2,033.2	1,470.2
Cash and cash equivalents inclusive of fiduciary cash at end of period	$2,302.9	$2,033.2

Conference call, webcast and slide presentation

A conference call to discuss the results of the fourth quarter and full year of 2023 will be held on Tuesday, January 23, 2024, at 8:00 AM (EST). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the "Investor Relations" section of the Company’s website at bbinsurance.com.

About Brown & Brown

Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm, delivering risk management solutions to individuals and businesses since 1939. With approximately 16,000 teammates and 500+ locations worldwide, we are committed to providing innovative strategies to help protect what our customers value most. For more information or to find an office near you, please visit bbinsurance.com.

Forward-looking statements

This press release may contain certain statements relating to future results which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. You can identify these statements by forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about potential future events. Although we believe the expectations expressed in the forward-looking statements included in this press release are based upon reasonable assumptions within the bounds of our knowledge of our business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by us or on our behalf. Many of these factors have previously been identified in filings or statements made by us or on our behalf. Important factors which could cause our actual results to differ, possibly materially from the forward-looking statements in this press release include, but are not limited to, the following items: the Company's determination as it finalizes its financial results for the fourth quarter and full year of 2023 that its financial results differ from the current preliminary unaudited numbers set forth herein; the inability to retain or hire qualified employees, as well as the loss of any of our executive officers or other key employees; acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired businesses into our operations and expand into new markets; a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us; risks related to our international operations, which may result in additional risks or require more management time and expense than our domestic operations to achieve or maintain profitability; the effects of inflation; the requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change; the loss of or significant change to any of our insurance company relationships, which could result in loss of capacity to write business, additional expense, loss of market share or material decrease in our commissions; the effect of natural disasters on our profit-sharing contingent commissions, insurer capacity and claims expenses from our capitalized captive insurance facilities; adverse economic conditions, political conditions, outbreaks of war, natural disasters, or regulatory changes in states or countries where we have a concentration of our business; the inability to maintain our culture or a significant change in management, management philosophy or our business strategy; claims expense resulting from the limited underwriting risk associated with our participation in capitalized captive insurance facilities; risks associated with our automobile and recreational vehicle dealer services (“F&I”) businesses; risks facing us in our Services segment, including our third-party claims administration operations, that are distinct from those we face in our insurance intermediary operations; the limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner; the significant control certain shareholders have over the Company; changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations; improper disclosure of confidential information; our ability to comply with non-U.S. laws, regulations and policies; the potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity; uncertainty in our business practices and compensation arrangements with insurance carriers due to potential changes in regulations; regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third parties; increasing scrutiny and changing expectations from investors and customers with respect to our environmental, social and governance practices; a decrease in demand for liability insurance as a result of tort reform legislation; our failure to comply with any covenants contained in our debt agreements; the possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities; changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition; risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income; changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; conditions that result in reduced insurer capacity; quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production; intangible asset risk, including the possibility that our goodwill may become impaired in the future; future pandemics, epidemics or outbreaks of infectious diseases, and the resulting governmental and societal responses; other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission (“SEC”) filings; and other factors that the Company may not have currently identified or quantified. Forward-looking statements that we make or that are made by others on our behalf are based upon a knowledge of our business and the environment in which we operate, but because of the factors listed above, among others, actual results may differ from those in the forward-looking statements. Consequently, these cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized, or even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution readers not to place undue reliance on these forward-looking statements. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to "non-GAAP financial measures" as defined in SEC Regulation G, consisting of Total Revenues - Adjusted, Organic Revenue, EBITDAC, EBITDAC Margin, EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted. We present these measures because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods to evaluate the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis due to the impact of certain items that have a high degree of variability, that we believe are not indicative of ongoing performance and that are not easily comparable from period to period. This non-GAAP financial information should be considered in addition to, not in lieu of, the Company’s consolidated income statements and balance sheets as of the relevant date. Consistent with Regulation G, a description of such information is provided below and a reconciliation of such items to GAAP information can be found within this press release as well as in our periodic filings with the SEC.

We view Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our four segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future. In addition, we believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables, the impact of foreign currency translation and certain other non-recurring or infrequently occurring items. We also view Total Revenues - Adjusted, EBITDAC, EBITDAC - Adjusted, EBITDAC Margin and EBITDAC Margin - Adjusted as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Organic Revenue growth, Diluted Net Income Per Share - Adjusted and EBITDAC Margin - Adjusted as key performance metrics for our short-term and long-term incentive compensation plans for executive officers and other key employees.

Non-GAAP Revenue Measures

•
Total Revenues - Adjusted is our total revenues, excluding Foreign Currency Translation.
•
Organic Revenue is our core commissions and fees less: (i) the core commissions and fees earned for the first 12 months by newly acquired operations; (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period); and (iii) Foreign Currency Translation. The term “core commissions and fees” excludes profit-sharing contingent commissions and therefore represents the revenues earned directly from specific insurance policies sold and specific fee-based services rendered. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

Non-GAAP Earnings Measures

•
EBITDAC is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.
•
EBITDAC Margin is defined as EBITDAC divided by total revenues.

•
EBITDAC - Adjusted is defined as EBITDAC, excluding (i) (gain)/loss on disposal, (ii) Acquisition/Integration Costs (as defined below), (iii) for 2023, the 1Q23 Nonrecurring Cost (as defined below) and (iv) Foreign Currency Translation (as defined below).
•
EBITDAC Margin - Adjusted is defined as EBITDAC - Adjusted divided by Total Revenues - Adjusted.
•
Diluted Net Income Per Share - Adjusted is defined as diluted net income per share, excluding the after-tax impact of (i) the change in estimated acquisition earn-out payables, (ii) (gain)/loss on disposal, (iii) Acquisition/Integration Costs (as defined below), (iv) for 2023, the 1Q23 Nonrecurring Cost (as defined below) and (v) Foreign Currency Translation (as defined below).

Definitions Related to Certain Components of Non-GAAP Measures

•
“Acquisition/Integration Costs” means the acquisition and integration costs (e.g., costs associated with regulatory filings, legal/accounting services, due diligence and the costs of integrating our information technology systems) arising out of our acquisitions of GRP (Jersey) Holdco Limited and its business, Orchid Underwriters Agency and CrossCover Insurance Services, and BdB Limited companies, which are not considered to be normal, recurring or part of the ongoing operations.
•
“Foreign Currency Translation” means the period-over-period impact of foreign currency translation, which is calculated by applying current-year foreign exchange rates to the various functional currencies in our business to our reporting currency of US dollars for the same period in the prior year.
•
“1Q23 Nonrecurring Cost” means approximately $11.0 million expensed and substantially paid in the first quarter of 2023 to resolve a business matter, which is not considered to be normal, recurring or part of the ongoing operations.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments and, therefore comparability may be limited. This supplemental non-GAAP financial information should be considered in addition to, and not in lieu of, the Company's condensed consolidated financial statements.

# # #

For more information:

R. Andrew Watts

Chief Financial Officer

(386) 239-5770